UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of Report (Date of earliest event reported): January 4, 2005

MEDIANEWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	033-75156 (Commission File Number)	76-0425553 (I.R.S. Employer Identification No.)

1560 Broadway, Suite 2100 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 563-6360

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01: Entry into a Material Definitive Agreement

     On January 4, 2005, MediaNews Group, Inc. (the “Company”) entered into a Stock Purchase Agreement with The Singleton Family Revocable Trust and Peter Bernhard, pursuant to which the Company purchased all of the outstanding common stock of Diversified Suburban Newspapers, Inc. (“Diversified”). Diversified is the publisher of The Park Record, in Park City, Utah. The purchase price was approximately $8 million, subject to adjustment to reflect final working capital balances.

     The Singleton Family Revocable Trust holds 254,858.99 shares of the Company’s Class A Common Stock, representing 11.09% of total shares of Class A Common Stock outstanding. W. Dean Singleton, Vice Chairman, Chief Executive Officer and a director of the Company, and Howell Begle, Assistant Secretary, General Counsel and a director of the Company, are trustees of The Singleton Family Revocable Trust. W. Dean Singleton is a beneficiary of The Singleton Family Revocable Trust.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: January 5, 2005	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

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